Exhibit 23.1

The reverse stock split described in Note 1 to the consolidated financial statements has not been consummated at January 10, 2017. When it has been consummated, we expect to be in a position to furnish the following consent.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

January 10, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 5 of Form S-1 of Laureate Education, Inc. of our report dated March 25, 2016, except for the manner in which the Company classifies deferred financing costs as discussed in Note 2 as to which the date is May 20, 2016 and except for the change in composition of reportable segments discussed in Note 6 as to which the date is December 14, 2016 and except for the reverse stock split described in Note 1 as to which the date is [                                   ] relating to the financial statements which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Baltimore, Maryland
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